Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 3, 2010 relating to the consolidated financial statements of Coleman Cable, Inc. and subsidiaries and the effectiveness of Coleman Cable, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Summary Historical Data,” “Selected Consolidated Financial Data,” and “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Chicago, Illinois

June 10, 2010